Exhibit 10.16
NUANCE COMMUNICATIONS, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (the “Amendment”) amends the Employment Agreement that was entered into by and between Mark Benjamin (“Executive”) and Nuance Communications, Inc., a Delaware corporation (the “Company”) as of March 19, 2018 (the “Employment Agreement), as follows:

1.	Change of Control. Section 7(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:
“Vesting of Performance-Based Equity Awards. Upon a Change of Control, a number of Executive’s then-outstanding performance-based restricted stock units granted under the Plan (or any successor thereto) that are subject to financial and/or operational metric performance goals for the fiscal year or other performance period in which the Change of Control occurs will become eligible for time-based vesting based upon the performance goals being deemed achieved at 100% of targeted performance (the ‘Eligible Shares’). Following the Change of Control, the original time-based vesting schedule for the Eligible Shares, if any, will cease to apply and the Eligible Shares will instead vest on the last day of the performance period in which the Change of Control occurs unless a shorter vesting period is provided in the operative agreements relating to such award, subject to Executive’s remaining a Service Provider (as defined in the Plan) through such date, or, if earlier, upon Executive’s termination by the Company or its successor other than for Cause or upon Executive’s resignation with Good Reason. Upon a Change of Control, Executive’s then-outstanding performance-based restricted stock units granted under the Plan (or any successor thereto) that are subject to relative total shareholder return performance goals will become eligible for time-based vesting based on the number of shares that would vest based on actual performance determined as of the Change of Control (the ‘Eligible TSR Shares’). Following the Change of Control, the Eligible TSR Shares shall vest on the last day of the performance period, subject to Executive’s remaining a Service Provider (as defined in the Plan) through such date, or, if earlier, upon Executive’s termination by the Company or its successor other than for Cause or upon Executive’s resignation for Good Reason.”

2.	Death and Disability. Section 7(e)(iii) of the Employment Agreement is hereby amended and restated in its entirety as follows:
“Performance-Based Equity Awards. With respect to Executive’s initial PSU award referenced in Section 4(e)(ii) above, and only if termination occurs before the end of the applicable performance period, the initial PSU award shall become vested as to the greater of (i) the target number of shares subject to the initial PSU award or (ii) a prorated number of shares determined by shortening the three-year performance period to the date immediately prior to the date of termination and determining the extent the performance goal has been achieved as of such date, prorated based on the percentage of the three-year performance period completed prior to the termination of employment, in any case, subject to Executive’s compliance with Section 8 and the other provisions of this Agreement. With respect to any other performance-based restricted stock units granted to Executive under the Plan, if termination occurs before the end of the applicable performance period, the performance-based restricted stock units shall become vested as to the target number of shares subject to the award, subject to Executive’s compliance with Section 8 and the other provisions of this Agreement. If termination of employment occurs following the end of the performance period, but prior to payment of any earned award, the earned award shall be paid to Executive (or his estate) when otherwise due to be paid.”

3.
Construction. Except as specifically provided in this Amendment, the Employment Agreement will remain in full force and effect in accordance with its terms. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

4.
Entire Agreement. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in the Employment Agreement and this Amendment.

5.
Counterparts. This Amendment may be executed in several original or digital (PDF) counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page to Follow]
IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.
COMPANY    NUANCE COMMUNICATIONS, INC.
By: /s/ Wendy Cassity
Title:    EVP & Chief Legal Officer
Date: November 17, 2020

EXECUTIVE    By:
By: /s/ Mark Benjamin
Date: November 17, 2020